EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 1, 2013 (except for Notes 11 and 12, as to which the date is September 24, 2013), with respect to the consolidated financial statements and schedules, and our report dated July 1, 2013 with respect to internal control over financial reporting included in the Annual Report of Investors Real Estate Trust and subsidiaries on Form 10‑K for the year ended April 30, 2013.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Investors Real Estate Trust on Forms S-8 (File Nos. 333-173393, 333-155497, and 333-140176) and on Form S-3 (File Nos. 333-189637, 333-189554, 333-187620, 333-182451, 333-182165, 333-177143, 333-173568, 333-169710, 333-169205, 333-166162, 333-165977, 333-163267, 333-162349, 333-160948, 333-158001, 333-153715, 333-153714, 333-149081, 333-148529, 333-148131, 333-145714, 333-141341, 333-137699, 333-131894, 333-128745, 333-122289, 333-119547, 333-117121, 333-115082, 333-112465, 333-114162, 333-112272, 333-110003, 333-109387, 333-107729, 333-106748, 333-104267, 333-102610, 333-101782, 333-100272, 333-98575, 333-91788, 333-85930, 333-85352, 333-76266, 333-57676, 333-89761, and 333-67317).

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
September 24, 2013